UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Principal Financial Officer
On October 9, 2017, Kevin Royal, the Chief Financial Officer of Bridgepoint Education, Inc. (the “Company”) informed the Company of his intention to resign from his position effective October 13, 2017 for personal reasons unrelated to the Company. Mr. Royal will receive a severance payment equal to (i) one-year of his current base salary, payable over the 12-month period following resignation, (ii) medical insurance coverage during the 12-month period, (iii) one-year accelerated vesting of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Royal by the Company prior to his resignation and (iv) one year in which Mr. Royal may exercise his stock options after the effective date of his resignation.
(c) Appointment of Principal Financial Officer
On October 12, 2017, the Company entered into an agreement (the “Agreement”) with Joseph L. D’Amico, age 68, to serve as the Company’s interim Chief Financial Officer while the Company searches for a permanent CFO, effective October 16, 2017.
Mr. D’Amico has been the Senior Advisor to the Chairman of Vocado, LLC, a real-time student data platform that improves higher education funding, enrollment and performance through AI-enabled student finance management & actionable analytics, since August 2016. Mr. D’Amico previously served as the President of Apollo Education Group, Inc. (“Apollo”) from December 2011 to March 2013, and Executive Vice President and Advisor to Apollo’s Chief Executive Officer from March 2013 until September 2013. Mr. D’Amico served as a consultant to Apollo beginning in September 2013 for a number of months. Mr. D’Amico subsequently returned to Apollo to serve as interim Chief Financial Officer from April 2015 until October 2015.
There are no family relationships between Mr. D’Amico and any of the directors or executive officers of the Company, and there are no transactions in which Mr. D’Amico has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Pursuant to the Agreement, Mr. D’Amico will be paid a monthly salary of $80,000. Subject to approval by the Company’s Compensation Committee, Mr. D’Amico will receive a grant of restricted stock units with a grant date value of $150,000, with 100% of the restricted stock units vesting on April 16, 2018. Mr. D’Amico will receive corporate housing in accordance with Company policy, and BPI will provide reimbursement for any necessary and usual business expenses.
Upon commencement of his employment, Mr. D’Amico will also enter into the Company's standard form of indemnification agreement, a copy of which form has previously been filed by the Company as Exhibit 10.33 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission on March 8, 2016.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1 #	Employment Agreement, dated October 12, 2017, by and between the Company and Joseph L. D’Amico
# Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2017		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel